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                                                                    Exhibit 10.3


                                           CHANGE IN CONTROL SEVERANCE AGREEMENT

    THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") is made and entered into as of this 7th day of July, 1997, by and between Steel of West Virginia, Inc. ("Steel") and SWVA, Inc. ("SWVA"), both Delaware corporations with offices at 17th Street and 2nd Avenue, Huntington, West Virginia 25703 (together, the "Company"), and Mark Meikle G. Meikle (the "Executive"), whose residence address is 62 Mockingbird Lane, Ona, West Virginia, 25545.

    WHEREAS, Executive is currently serving as the Chief Financial Officer of the Company; and

    WHEREAS, the Board of Directors of the Company recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its stockholders; and

    WHEREAS, the Board of Directors of the Company believes it is in the best interest of the Company to enter into this Agreement with Executive in order to assure continuity of management of the Company and to reinforce and encourage the continued attention and dedication of Executive to his assigned duties without distraction in the face of potentially

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disruptive circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated; and

    WHEREAS, the Board of Directors of the Company has approved and authorized the execution of this Agreement with Executive;

    NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

    1.   DEFINITION OF CHANGE OF CONTROL.
         As used herein, "Change of Control" means any of the following events:

         (a) Steel or SWVA is a party to a merger or combination under the terms of which any person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934 own 20% or more of the shares in the resulting company, or

         (b) at least 50% in fair market value of Steel or SWVA's assets are sold; or

         (c) at least 20% in voting power in election of directors of Steel's or SWVA's capital stock is acquired by any one person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934; or

         (d) the individuals comprising the Board of Directors of the Company on the date hereof cease to comprise a majority of the Board of Directors of Steel or SWVA.

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As used herein, "Cause" means any act of fraud against the Company, or conviction of a felony, or Executive's knowingly engaging in acts materially detrimental to Steel or SWVA; provided that Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of Steel at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), stating that in the good faith opinion of the Board, Executive was guilty of conduct constituting "Cause" as set forth above and specifying the particulars thereof in detail.

    2.   SEVERANCE BENEFITS.

         (a) Upon the date of the occurrence of a Change of Control, the Company shall pay to Executive in a lump sum in cash an amount equal to the greater of (i) 125% of Executive's annual base salary for the year in which such Change of Control occurs, and (ii) 125% of Executive's annual base salary for the year preceding the year in which such Change of Control occurs. At the discretion of Executive, such payment shall be made, on a pro rata basis, bi-monthly during the 12 months following Executive's termination.

         (b) Following the occurrence of a Change of Control, the Company shall cause health insurance coverage (substantially similar to the coverage maintained by the Company for the Employee prior to the Change of Control) to be maintained for Executive at the Company's expense for a period of 12 months.

    3.   EFFECT ON EXISTING BENEFIT PLANS.

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         This Agreement contains the entire understanding between the parties hereto, and supersedes any prior agreement between the Company and Executive, with regard to severance payments resulting from a Change of Control, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of any kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits that those available to him without reference to this Agreement.

    4.   NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, Steel and SWVA, and their respective successors and assigns.

    5.   MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not

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constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

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    6.   NO MITIGATION.

         The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

    7.   NO ASSIGNMENTS.

         (a) This Agreement is personal to each of the parties hereto, and except as provided in Section 7(b) neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

         (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by his personal and legal representatives, executors, administrators, successors, heirs, distributee, devisee and legatees. If Executive should die while any amounts would still be payable to Executive hereunder if the Executive had continued to live, all such amounts, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or if there is no such designee, to Executive's estate.

    8.   NOTICES.

         For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith.

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    9.   AMENDMENTS.

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

    10.  SECTION HEADINGS.

         The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

    11.  SEVERABILITY.

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    12.  GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Delaware without regard to the choice of laws principles thereof.

    13.  ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

    14.  REIMBURSEMENT.

         In the event the Company purports to terminate Executive for Cause, but it is determined pursuant to Section 13 that Cause did not exist for such termination, or if in any event it is determined pursuant to Section 13 that the Company has failed to make timely

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 payment of any amounts owed to Executive under this Agreement,
Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, and expenses, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which Executive is otherwise entitled under this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Executive                         Steel of West Virginia, Inc.



--------------------------    By:
Mark G. Meikle                    -----------------------------

                             SWVA, Inc.


                             By:  -----------------------------

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